Exhibit 99.3

SAMSON OIL & GAS LIMITED ANNOUNCES RESULTS OF GENERAL MEETING

Perth – Tuesday 27 September 2016

Pursuant to ASX Listing Rule 3.13.2, Samson Oil & Gas Limited advises on the outcome of voting on the resolutions put to shareholders at the General Meeting held today, Tuesday 27 September 2016.

Details of the voting in regard to the resolutions (together with the information required to be given by Section 251AA of the Corporations Act) was as follows:

Resolution 1 – Ratify Allotment of Shares

Resolution passed by a show of hands.

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	332,310,988

Votes of proxies directed to vote against the resolution	:	27,916,800

Votes of proxies directed to abstain on the resolution	:	5,117,000

Votes of proxies able to vote at the proxies' discretion	:	-

Resolution 2 – Approval of Future Issue of Shares

Resolution passed by a show of hands.

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	312,021,054

Votes of proxies directed to vote against the resolution	:	48,512,000

Votes of proxies directed to abstain on the resolution	:	4,811,734

Votes of proxies able to vote at the proxies' discretion	:	-

For and on behalf of the Board of Directors of
SAMSON OIL & GAS LIMITED

DENIS RAKICH

Director / Company Secretary

Samson Oil & Gas USA

1331, 17th Street, Suite 710, Denver Colorado 80202 Tel + 1 303 295 0344 Fax + 1 303 295 1961

Samson Oil & Gas Limited

Level 16, AMP Building, 140 St Georges Terrace, Perth Western Australia 6000 / PO Box 7654, Cloisters Square Perth Western Australia 6850
Tel + 61 8 9220 9830 Fax + 61 8 9220 9820 ABN 25 009 069 005 ASX Code SSN